SETTLEMENT AGREEMENT
20 DECEMBER 2013
BOREALIS AG and SYMYX TECHNOLOGIES, INC. and SYMYX SOLUTIONS, INC.

2

THIS AGREEMENT is made on 20 December 2013.
BETWEEN:

(1)
BOREALIS AG a joint stock company organised and existing under the Laws of Austria, with its registered office at IZD Tower, Wagramerstrasse 17-19, A-1220 Vienna, registered under number FN 269858a with the Commercial Court of Vienna (Borealis);

(2)	SYMYX TECHNOLOGIES, INC. a company organised and existing under the laws of Delaware (USA), with business address at 2440 Camino Ramon, Suite 300, San Ramon, California, 94583 (USA); and

(3)
SYMYX SOLUTIONS, INC. a company organised and existing under the laws of Delaware (USA), with business address at 2440 Camino Ramon, Suite 300, San Ramon, California, 94583 (USA) (Symyx Technologies, Inc. and Symyx Solutions, Inc. together Symyx).

Together the Parties, and each a Party.
WHEREAS:

(A)
The Parties were party to a Master Agreement dated 30 September 2007, which set out an agreed common set of master terms to govern the provision of hardware, software and professional services from Symyx to Borealis. On 31 March 2009 the Parties entered into Schedule 2.2 to the Master Agreement for the provision of certain software services by Symyx to Borealis.

(B)
Symyx ceased performance of Schedule 2.2 on 22 January 2010. The Parties were in dispute as to Symyx’s entitlement to do so. Borealis commenced LCIA Arbitration No. 122146 on 27 June 2012 in London, seeking damages for Symyx’s alleged repudiation of Schedule 2.2. In the same arbitration proceedings Symyx counter-claimed for damages for Borealis’s alleged repudiation of Schedule 2.2 and for Borealis’s failure to pay Symyx all amounts due under the Master Agreement and Schedule 2.2, and also sought a debt award for unpaid amounts due under the Master Agreement and Schedule 2.2.

(C)    The Parties have agreed fully and finally to settle the Claims.
IT IS AGREED:

1.	DEFINITIONS
In this agreement:

1.1
Claims means all and/or any actions, claims, counter-claims, demands, suits, debts, liens, contracts, agreements, damages, costs, attorneys’ fees, losses, expenses, obligations, set-offs, or causes or rights of action or proceedings – whether at law or in equity, whether known or unknown, whether suspected or unsuspected – that any of the Parties or any of their parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies had, or may have against any of the other Parties or any of such other Parties’ parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies, or their insurers arising out of or in connection with the Master Agreement or any of its Attachments, Schedules, sections, subsections, or amendments including, for the avoidance of doubt and without limitation: (i) any claims related to software, tools, or maintenance obligations; (ii) any claims related to professional

3

services, software implementation, or software testing; and (iii) each and any claim or counter-claim forming the subject matter of LCIA Arbitration No. 122146, including interest and costs. Notwithstanding the foregoing, Claims shall not include any claims for breach of licensing or intellectual property rights or breach of confidentiality obligations as set forth in:

(a)	Section 8.5 of the Master Agreement;

(b)	Articles 1, 2, and 3 of the Software Attachment to the Master Agreement, Schedule 1 to the Master Agreement, and the Addendum to Schedule 1 dated 12 November 2009;

(c)	Articles 3, 5 and 9 of the Tools Attachment to the Master Agreement, Order No. 1 to the Master Agreement effective 10 October 2007, and Order No.2 to the Master Agreement effective 30 June 2008; and

(d)	Articles 4 and 7 of the Tools Development Attachment to the Master Agreement.

1.2	Words denoting persons shall include bodies corporate and unincorporated associations of persons and any references to the singular shall include the plural and vice versa.

1.3	The headings in this agreement are for convenience only and do not affect its interpretation.

2.	SETTLEMENT

2.1	Subject to clause 6 (Condition Precedent), this agreement is in full and final settlement of:

(a)	all and any Claims by Borealis against Symyx; and

(b)	all and any Claims by Symyx against Borealis.

3.	PAYMENT

3.1	Symyx agrees to pay Borealis, net any required tax withholding, the sum of US$16,000,000 (the Settlement Payment) by bank transfer to the following account:
Beneficiary: Borealis Financial Services NV
Bank: Royal Bank of Scotland, Amsterdam, Netherlands
IBAN: NL63 RBOS 0587 5407 96
BIC: RBOS NL 2A
the Settlement Payment to be received into the above account by close of business on 31 December 2013 (the Due Date).

4.	EFFECT OF LATE PAYMENT

4.1
If Symyx fails to pay the whole or any part of the Settlement Payment by the Due Date, Symyx shall pay interest thereon from the Due Date until the date of payment at a rate of 10% per annum, such interest to be calculated on a daily basis and compounded monthly.

4

5.	LEGAL PROCEEDINGS

5.1
Within 7 days of receipt by Borealis of the Settlement Payment, Borealis shall send to the Tribunal and the LCIA Secretariat a letter in the form set out in Schedule 1 and the Parties shall take all actions and do all such things as are necessary to procure the dismissal of Arbitration 122146, and to bring the Arbitration 122146 to an end, as between Borealis and Symyx, with no order as to costs.

6.	CONDITION PRECEDENT

6.1	It shall be a condition precedent to clause 2 (Settlement) becoming effective that payment in accordance with clause 3 (Payment) takes place.

6.2	This clause 6 is for Borealis's’ sole benefit and may be waived solely at Borealis’s’ election.

7.	CONFIDENTIALITY

7.1	The fact of settlement, the existence of this agreement and its terms shall be held in complete confidence by each of the Parties and shall not be disclosed to any other person except:

(a)	to the auditors, accountants, insurers, regulators, and legal advisers of that Party to whom the confidentiality obligations set out in this agreement shall extend; or

(b)
where that Party or any of the entities identified in subclause 7.1(a), supra, is under a legal or regulatory or contractual obligation to make such disclosure, but limited to the extent of that legal or regulatory or contractual obligation; or

(c)	to the extent that it is already in the public domain (other than as a result of a Party's own breach of this agreement); or

(d)	with the prior written consent of the other Parties to this agreement, such consent not to be unreasonably withheld.

7.2	The Parties agree to take all reasonable steps to make their employees and agents aware of the terms of subclause 7.1 and to instruct them to observe those terms.

8.	COSTS

8.1
Each Party shall bear its own costs in connection with the negotiation, execution and implementation of this agreement, and each Party assumes responsibility for any and all of its own tax consequences arising from or out of the terms of this agreement.

8.2	The Parties agree that any residual balance of the advance on costs payable under Article 24.1 of the LCIA Rules shall be paid by the LCIA to the Parties in equal measure.

5

9.	NON-ADMISSION OF LIABILITY

9.1	None of the Parties makes any admission of liability whether by entering into this settlement or otherwise.

10.	NON-REPETITION, TERMINATION, AND MUTUAL RELEASE

10.1
Each of the Parties withdraws all allegations and claims made by it in Arbitration No. 122146 or otherwise in any way related to the Claims against any other Party to this agreement and undertakes not to repeat, or authorise the publication to any party of, the same or any similar allegations or claims.

10.2
Each of the Parties hereby agrees that the Master Agreement and each and every of its Attachments, Schedules, sections, subsections, or amendments are hereby terminated and of no effect, except only those provisions concerning licensing, intellectual property, and confidentiality listed in subclauses 1(a)-(d) of this Settlement Agreement, which survive and are not terminated.

10.3	For the avoidance of doubt, nothing in this agreement shall alter:

(a)
the grant of a non-exclusive, non-transferable, perpetual licence to the Symyx LEA and LOI Software granted to Borealis and Affiliates pursuant to the Software Attachment to the Master Agreement, Schedule 1 to the Master Agreement, and the Addendum to Schedule 1 dated 12 November 2009;

(b)	the grant to Borealis and its Affiliates of:

(i)
non-exclusive, non-transferable, licences, without the right to sublicense, under the Tool Patent Rights set forth in the applicable Order, solely to use the Symyx PPR System and Symyx MMR System for its internal research, discovery and development activities (but not experiments run on behalf of a third party); and

(ii)
the grant of non-exclusive, non-transferable, licences, without the right to sublicense, to use Symyx know-how disclosed to Borealis in connection with the delivery and maintenance of the Symyx PPR System and Symyx MMR System, solely in connection with the use of the Symyx PPR System and Symyx MMR System for its internal research, discovery and development activities (but not experiments run on behalf of a third party), pursuant to the Tools Attachment to the Master Agreement, Order No. 1 to the Master Agreement effective 10 October 2007, and Order No.2 to the Master Agreement effective 30 June 2008; and

(c)
Borealis and its Affiliates title to the Symyx PPR System and Symyx MMR System pursuant to the Tools Attachment to the Master Agreement, Order No. 1 to the Master Agreement effective 10 October 2007, and Order No.2 to the Master Agreement effective 30 June 2008.

10.4
Each of the Parties hereby releases and forever discharges the Claims (the “Released Claims”). For the avoidance of doubt, the Released Claims shall not include any action to enforce the terms of this Agreement.

6

11.	SUCCESSORS AND ASSIGNS
This agreement shall be binding on the Parties, their successors and assigns and the name of a Party appearing herein shall be deemed to include the names of any such successor or assign.

12.	VALIDITY
If, for any reason whatsoever, this agreement has not been validly executed by any of the Parties hereto, this agreement shall continue to be fully binding and enforceable against all and each of the remaining Parties.

13.	BREACH
Each of the Parties acknowledges, having regard to the nature of this settlement, that damages would not be an adequate remedy for any breach of this agreement and that the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this agreement should lie to enforce any of the obligations herein.

14.	RETURN OF DOCUMENTS
Each of the Parties will use best endeavours to keep confidential any documents (including computer records or tape recordings) in its/his possession, custody or power, which originated from the other Party or were provided by or on behalf of the other Party and will either return or destroy all such documents no later than 28 days from the date of the Settlement Payment.

15.	NON-ASSISTANCE TO THIRD PARTIES

15.1
The Parties will not provide information to, or in any other way assist, any third party in making or defending any claim or pursuing or defending any proceedings or process involving the other Party, save to the extent required by law or with the prior written consent of the other Party.

16.	WARRANTY OF AUTHORITY
Each of the Parties warrants that this agreement constitutes its legal valid and binding obligation and that it has full power and authority to enter into and perform, and has taken all necessary action to authorise its entry into and performance of this agreement.

17.	REMEDIES AND WAIVERS
No delay or omission on the part of any of the Parties in exercising any right, power or remedy provided by the law of any jurisdiction or under this agreement shall:

(a)	impair such right, power or remedy; or

(b)	operate as a waiver thereof.

18.	INDEMNITY

18.1
Symyx agrees to indemnify and to keep indemnified Borealis and any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies against all costs, expenses, losses and damages howsoever incurred by Borealis and any of

7

its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies (and including any such matters incurred as a result of obligations owed by Borealis and any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies to third parties) arising from or in connection with any further claims made or proceedings brought (and any judgment, order or award therein whether for damages, costs or other relief) by Symyx or any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies arising out of or in any way connected with the Released Claims.

18.2
Borealis agrees to indemnify and to keep indemnified Symyx and any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies against all costs, expenses, losses and damages howsoever incurred by Symyx and any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies (and including any such matters incurred as a result of obligations owed by Symyx and any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies to third parties) arising from or in connection with any further claims made or proceedings brought (and any judgment, order or award therein whether for damages, costs or other relief) by Borealis or any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies arising out of or in any way connected with the Released Claims.

19.	NO OTHER CLAIMS

19.1
Symyx warrants that, save for Arbitration No. 122146, it is not aware that any litigation or arbitration proceedings have been commenced, or that any such proceedings are pending or threatened, against Borealis or any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies, arising out of or in any way connected with the Claims, and has not assigned or attempted to assign any rights arising out of or in any way connected with the Claims.

19.2
Borealis warrants that, save for Arbitration No. 122146, it is not aware that any litigation or arbitration proceedings have been commenced, or that any such proceedings are pending or threatened, against Symyx or any of its parents, subsidiaries, affiliates, assigns, transferees, representatives, principals, agents, officers and directors, or associated companies, arising out of or in any way connected with the Claims, and has not assigned or attempted to assign any rights arising out of or in any way connected with the Claims.

20.	THIRD PARTY RIGHTS

20.1	A person who is not a Party to this agreement/deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

21.	ENTIRE AGREEMENT

21.1
Each Party confirms that this agreement sets out the entire agreement and understanding between the Parties in relation to its subject matter. Each of the Parties acknowledges that, in entering into this agreement, it has not relied on any oral or written representation, warranty, or other assurance (except as provided for or referred to in this agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, provided always, that nothing in this clause limits or excludes any liability for fraud.

8

22.	SEVERABILITY
The provisions contained in each clause and subclause of this agreement shall be enforceable independently of each of the others and their validity shall not be affected if any of the others are invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.

23.	COUNTERPARTS
This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any Party (including any duly authorised representative of a Party) may enter into this agreement by executing a counterpart.

24.	LANGUAGE
The language of this agreement, and the transactions envisaged by it, is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed by the Parties in writing.

25.	GOVERNING LAW
This agreement and any non-contractual obligations arising out of it shall be governed by and shall be construed in accordance with English law.

26.	ENFORCEMENT

26.1	The Parties submit to the exclusive jurisdiction of the English courts for the purpose (but solely for the purpose) of any action arising out of this agreement.

26.2	Symyx appoints Paul Hastings (Europe) LLP as its agent for service of process in England.

9

IN WITNESS whereof the Parties hereto have caused this deed to be duly executed on the date first written above.

EXECUTED as a deed by
BOREALIS AG
acting by ALESSANDRO DE ANTONIIS	/s/ Alessandro De Antoniis
SENIOR LEGAL COUNSEL	Alessandro De Antoniis

EXECUTED as a deed by
SYMYX TECHNOLOGIES, INC.
acting by MICHAEL PIRAINO	/s/ Michael Piraino
OFFICER	Michael Piraino

EXECUTED as a deed by
SYMYX SOLUTIONS, INC.
acting by MICHAEL PIRAINO	/s/ Michael Piraino
DIRECTOR	Michael Piraino

10

SCHEDULE 1 – LETTER TO ARBITRAL TRIBUNAL

Mr. Duncan Quinan,
5 Chancery Lane
Cliffords Inn
London EC4A 1BL
Dear Sirs

Arbitration No. 122146 - Borealis AG v Symyx Technologies Inc. and Symyx Solutions Inc.
We are pleased to inform the Tribunal that the parties have agreed a settlement of the above dispute. Subject only as below, the arbitration proceedings are hereby withdrawn.
The Secretariat is requested to inform the LCIA Court of the settlement of this matter and to invite the Court to close the file and fix the costs of the arbitration. The parties have agreed that any refund of the advance on costs payable under Article 24.1 to the LCIA Rules shall be paid in equal shares to the parties.
This letter has been approved by and is sent with the agreement of the parties.
The parties thank the Tribunal for its assistance throughout the arbitral process.
Yours faithfully

Allen & Overy LLP
Copy: Paul Hastings (Europe) LLP

11